FORESCOUT TECHNOLOGIES, INC.
AMENDMENT TO THE FORESCOUT TECHNOLOGIES, INC EMPLOYMENT AGREEMENT

This Amendment to the Forescout Technologies, Inc. Employment Agreement (“Amendment ”) is made and entered into as of January 1, 2019 (“Effective Date”) by and between Forescout Technologies, Inc., a Delaware corporation having its principal offices at 190 West Tasman Drive, San Jose, CA 95134 (“Forescout”) and Pedro Abreu, having his principal offices at 190 West Tasman Drive, San Jose, CA 95134 (“Pedro Abreu”). Forescout and Pedro Abreu are collectively or individually referred to herein as “Party” or “Parties,” as applicable.

WHEREAS, the Parties entered into the Forescout Technologies, Inc. Employment Agreement on January 1, 2017 in which Pedro Abreu agreed to continue employment with Forescout pursuant to the terms of the Agreement, as may have been amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions (collectively, the “Agreement”). All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement;

WHEREAS, Forescout and Pedro Abreu desire to amend Mr. Abreu’s title to Senior Vice President, Chief Product and Strategy Officer.

NOW THEREFORE, the Parties now agree to amend the Agreement as follows:

1.	In Section 1.2.1, Executive Position, the following language:

As of the Effective Date, Executive agrees to serve as Senior Vice President, Chief Strategy Officer of the Company, under the terms of this Agreement.

shall be replaced with

As of the Effective Date, Executive agrees to serve as Senior Vice President, Chief Product and Strategy Officer of the Company, under the terms of this Agreement.

2.	In the case of a direct conflict between the terms contained in this Amendment and the Agreement, the applicable terms of this Amendment shall prevail.

3.	Except as specifically modified and amended herein, all of the terms and conditions contained in the Agreement remain in full force and effect.

4.
This Amendment , together with the Agreement, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter contained in this Amendment . No waiver, amendment, or modification of any provision of this Amendment shall be enforceable against the Parties unless it is in writing and signed by the Parties.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date by their duly authorized representatives.

Forescout Confidential        Page 1 of 1
Forescout Amendment Std 6.23.16

Forescout Technologies, Inc. By: /s/ Darren Milliken Name: Darren Milliken Title: SVP, General Counsel	Pedro Abreu By: /s/ Pedro Abreu Name: Pedro Abreu Title: SVP, Chief Product and Strategy Officer
Date: May 24, 2019	Date: May 24, 2019

Forescout Confidential        Page 2 of 2
Forescout Amendment Std 6.23.16